EXHIBIT 10.4

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (this "Agreement") is entered into as of the 7th day of February 2003, by and among COMMONWEALTH EQUITIES, INC., a Delaware corporation ("CWEQ"); SUN VACATION PROPERTIES CORPORATION, a Nevada corporation ("SUN"); and the shareholders of SUN identified on the signature page hereto ("SUN Shareholders").

                                    RECITALS

     WHEREAS, SUN Shareholders own at least 100% of the issued and outstanding common stock of SUN; and

     WHEREAS, CWEQ desires to acquire all of the issued and outstanding common stock of SUN owned by SUN Shareholders, and SUN Shareholders desire to exchange all of their shares of common stock in SUN for an aggregate of 44,499,425 shares of CWEQ restricted common stock.

     WHEREAS, as a result of the above-referenced transactions, CWEQ will own at least 80% of the outstanding stock of SUN, SUN will be a majority-owned subsidiary of CWEQ.

     WHEREAS, the parties desire that upon the Closing, as defined below, the current officers and directors of CWEQ shall resign, and the current officer and director SUN shall become the officer and director of CWEQ.

     NOW, THEREFORE, for and in consideration of the mutual covenants and representations and warranties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, CWEQ, SUN and SUN Shareholders agree as follows:

1.   The Reorganization.

     1.1  Acquisition.

     (a) At the Closing (as defined in section 3, below), CWEQ shall acquire from SUN Shareholders and SUN Shareholders shall sell, transfer, assign and convey to CWEQ 100% of all the issued and outstanding shares of common stock of SUN (the "SUN Shares"), in exchange for 44,499,425 shares of CWEQ's common stock (the "CWEQ Shares"). CWEQ shall cause to be issued 44,499,425 shares to SUN Shareholders immediately upon execution of this Agreement. The CWEQ Shares to be issued to SUN Shareholders shall have the rights, restrictions and privileges set forth in CWEQ's Articles of Incorporation and in the stock certificates therefore. Upon the Closing, SUN shall become a majority-owned subsidiary of CWEQ.

     (b) As a result of the issuance of common stock of CWEQ pursuant to Section 1.1(a), an aggregate of up to 50,000,000 shares will be outstanding.

     (c) After closing, CWEQ shall cause a 1 for 10 reverse split of the outstanding capital stock and increase the authorized common shares to 200,000,000 and the authorized preferred shares to 25,000,000, both with par values of $0.001. It is understood by all parties pursuant to this agreement, CWEQ may elect to increase or decrease the reverse split after closing.

     (d) At closing, CWEQ agrees to issue 3,500,575 Rule 144 restricted common shares of stock to the resigning directors and certain consultants as follows:
Peter Porath 1,000,191, Pride, Inc. 1,000,192, Alvin Roth 1,000,192 and John Leo 500,000 or their assignees, for compensation of certain advisory services on a go forward basis.

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     1.2 Taxes.  It is the intent of the parties that this  reorganization  will constitute a tax-free reorganization within the meaning of ss.368(a) of the Internal Revenue Code of 1986, as amended. Each party shall be responsible for and shall pay any and all taxes, charges or fees attributable to such party, including individual state and federal income taxes, arising out of, or by reason of, the exchange of CWEQ Shares for the SUN Shares, or otherwise in
connection  with  the  transactions   contemplated  hereby.  Each  party  hereto
represents and warrants that it has relied solely on the opinions or advice of its own professional advisors with respect to the tax consequences of this transaction, if any, and has not relied on the opinions or advice of the other parties or its professional advisors in any way with respect to the tax consequences of this transaction.

2.   Change in Management of CWEQ

     2.1  Change in Management of CWEQ.

     (a) By execution of this Agreement, Peter Porath hereby agrees to resign as an officer of CWEQ, Michael Schumacher agrees to resign as an officer and a director of CWEQ, Alvin Roth hereby agrees to resign as a director of CWEQ and the persons identified below are hereby appointed to serve as the officers and directors of CWEQ, at the Closing, as defined below, until their successors are duly elected at the next meeting of shareholders (hereafter identified as the "SUN Management Team"):

                  Name                         Position with CWEQ

                  Von G. Batesole..............President, Secretary and Director
                  Peter Porath.................Director

     2.2 Change in Control. The parties contemplate that CWEQ will file a current report on Form 8-K within 5 days following execution of this Agreement to report the change in control, acquisition of SUN and change in management resulting from the transaction.

3. Closing. The closing of the reorganization and the transactions contemplated in this Agreement (the "Closing") shall be deemed to take place within 10 working days, or less, of execution of this Agreement by all of the parties hereto, whereupon the certificates of CWEQ Shares to be issued in the name of the SUN Shareholders, as set forth below, shall be delivered to SUN's designated representative, Von G. Batesole, President of SUN, and the SUN Shares in the possession of SUN's designated representative, Von G. Batesole, as set forth below, shall be delivered into safekeeping for the benefit of CWEQ by SUN's designated representative.

     3.1 Delivery of Shares. Upon execution of this Agreement, SUN Shareholders shall deliver their respective certificates and/or other documents representing the SUN Shares duly endorsed in blank, free and clear of all claims and encumbrances, to SUN's designated representative Von G. Batesole, President of SUN. Prior to closing, the CWEQ Shares shall be duly issued in the name of the SUN Shareholders, and shall be duly recorded on the books and records of CWEQ. The names of the SUN Shareholders and their respective addresses, and the number of shares that will be issued to each respective SUN Shareholder are set forth on the signature page hereto. CWEQ's designated representative, Peter Porath, CEO of CWEQ, shall deliver proof of issuance of the CWEQ shares, as set forth below, to SUN's designated representative, at the Closing.

     3.2 Closing Requirements. Subsequent to the execution of this Agreement and prior to the Closing, each of the parties shall execute and deliver such instruments and documents and take such other actions as may, in the reasonable opinion of counsel for each, be required to complete the transactions under this Agreement. It is contemplated that within five (5) business days after the date of this Agreement, or sooner, the following documents shall have been delivered and the following activities shall have taken place, all of which shall be deemed to have occurred contemporaneously at the Closing:

     (a) the securities to be delivered pursuant to section 3.1 have been delivered to the respective parties, duly endorsed or issued as the case may be;

     (b) delivery of all corporate records of CWEQ to the SUN Management Team, including without limitation, corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing), stock books, stock transfer books, corporate seals, contracts, licenses and sub-licenses, non-disclosure and confidentiality agreements, and such other corporate books and records as may be reasonably requested;

     (c) copies of resolutions by SUN's Board of Directors authorizing this Agreement;

     (d) copies of resolutions by CWEQ's Board of Directors authorizing this Agreement; and

     (e) the parties hereto have signed and delivered such other instruments and documents, if any, relating to and effecting the transactions contemplated herein.

4. Representations of SUN Shareholders and SUN. SUN represents and warrants, and to the best knowledge of the SUN Shareholders, the SUN Shareholders hereby represent and warrant, that effective this date, the representations and warranties listed below are true and correct:

     4.1 Organization. SUN is a company duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own and use its properties and conduct its business as presently conducted by it. SUN shall furnish CWEQ with copies of the Articles of Incorporation and the Bylaws of SUN, including all amendments thereto, within five (5) business days of execution of this agreement. Such copies are true, correct and complete and contain all amendments through the date hereof, which, together with this Agreement, are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

     4.2 Capitalization. The authorized stock of SUN consists of (a) 50,000,000 shares of common stock authorized, par value $0.001 per share, 10,000,000 of which are issued and outstanding and (b) 25,000,000 shares of preferred stock, par value $0.001 per share, none of which have been issued. All of the issued and outstanding equity securities of SUN are duly and validly authorized and issued and are fully paid and non-assessable.

     4.3 Authority. SUN has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by SUN and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Articles of Association, as amended, or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which SUN is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of SUN, considered as a whole. SUN has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of SUN and SUN Shareholders enforceable against them in accordance with its terms.

     4.4 SUN Shareholders. SUN Shareholders are the owners of 100% of the issued and outstanding common stock of SUN. Such SUN Shares are free and clear from any security interests, claims, liens, or other encumbrances and SUN Shareholders have the unqualified right to transfer and dispose of their SUN Shares.

     4.5 Due Diligence. Prior to Closing, SUN shall furnish to CWEQ copies of all documents requested by CWEQ. No due diligence investigations undertaken by CWEQ shall in any event relieve SUN or SUN Shareholders of their responsibilities for the accuracy and completeness of any representation or warranty of SUN or of SUN Shareholders contained herein or the performance of any covenant or agreement of SUN or of SUN Shareholders contained herein.

     4.6 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by SUN and SUN Shareholders of their obligations under this Agreement and their respective performance of the transactions contemplated hereby.

     4.7 Undisclosed Liabilities. SUN has no liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, except as disclosed herein or on the financial statements to be provided and those incurred in or as a result of the ordinary course of business of SUN subsequent to the date of the financial statements.

     4.8 Assets. The assets of SUN have been acquired in bona fide transactions, fully supported by appropriate instruments of assignment, sale, or transfer, where appropriate, and are offset by no liabilities or contingencies, contractual or otherwise, except as indicated in its financial statements.

     4.9 Litigation. SUN is not involved in any undisclosed pending litigation or governmental investigation or proceeding and, to the best knowledge of SUN and SUN Shareholders, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against SUN, its shareholders or properties.

     4.10 Applicable Laws. SUN has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

     4.11 Taxes. Since SUN is a newly formed entity, it has not been required to file any returns. Once SUN becomes deemed to file, it will file all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of the date of this Agreement, including any employment related taxes and withholdings, and SUN, to the best of its knowledge, is not subject to a tax audit by any federal, state or local tax authority and its properties are not subject to any tax liens.

     4.12 Breach of Contracts. SUN has not breached, nor is there any pending or threatened claims or any legal basis for a claim that SUN has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which SUN is subject.

     4.13 Shareholder Disclosure. SUN Shareholders hereby represent that the materials prepared and delivered by CWEQ to SUN Shareholders will have been read and understood by SUN Shareholders, that each is familiar with the business of CWEQ, that each is acquiring the CWEQ Shares under Section 4(2) of the Securities Act of 1933, (the "Act"), commonly known as the private offering exemption, and that the shares are restricted and may not be resold, except if duly registered or transferred in reliance upon an exemption under the Act.

5. Representations of CWEQ. CWEQ hereby represents and warrants that effective this date, the representations and warranties listed below are true and correct:

     5.1 Organization. CWEQ is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own and use its properties and conduct its business as presently conducted by it. CWEQ is duly qualified and in good standing to do business as a foreign corporation in any other jurisdiction where failure to so qualify would have a material adverse effect on its business or assets. CWEQ has made available to SUN Shareholders copies of the Articles of Incorporation and the Bylaws of CWEQ, including all amendments thereto. Such copies are true, correct and complete and contain all amendments through the date hereof, together with this Agreement, which are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

     5.2 Capitalization. The authorized stock of CWEQ consists of (a) 50,000,000 shares of common stock authorized, with a par value of $0.001, 4,000,000 of which are issued and outstanding and (b) 1,000,000 shares of preferred stock, par value $0.001, none of which have been issued. At the time of their issuance and delivery pursuant to this Agreement, all CWEQ Shares to be issued pursuant to the terms hereof shall be duly and validly authorized and issued, fully paid and nonassessable. CWEQ does not have outstanding any security convertible into, or any warrant, option or other right to subscribe for or acquire any equity securities of stock of CWEQ; nor is CWEQ under any obligation, whether written or oral, to issue any of its securities.

     5.3 Authority. CWEQ has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by CWEQ and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Articles of Incorporation, as amended, or Bylaws of CWEQ or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which CWEQ is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of CWEQ, considered as a whole. CWEQ has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of CWEQ enforceable against it in accordance with its terms.

     5.4 Due Diligence. Prior to Closing, CWEQ will furnish to SUN and/or SUN Shareholders copies of all documents requested by SUN and/or SUN Shareholders. No due diligence investigations undertaken by SUN and/or SUN Shareholders shall in any event relieve CWEQ or its current officers and directors of their responsibilities for the accuracy and completeness of any representation or warranty of CWEQ contained herein or the performance of any covenant or agreement of CWEQ contained herein.

     5.5 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by CWEQ of its obligations under this Agreement and its performance of the transactions contemplated hereby.

     5.6 Litigation. CWEQ is not involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of CWEQ, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against CWEQ, its shareholders or properties.

     5.7 Applicable Laws. CWEQ has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

     5.8 Breach of Contracts. CWEQ has not breached, nor is there any pending or threatened claims or any legal basis for a claim that CWEQ has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which CWEQ is subject.

     5.9 Taxes. CWEQ has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of the date of this Agreement, including any employment related taxes and withholdings, and CWEQ, to the best of its knowledge, is not subject to a tax audit by any federal, state or local tax authority and its properties are not subject to any tax liens. CWEQ will cause to be filed or prepared, as applicable, by the date of this Agreement, all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date of this Agreement.

     5.10 CWEQ Disclosure. Prior to Closing, CWEQ will disclose all events, conditions and facts materially affecting the business and prospects of CWEQ. CWEQ will not withheld disclosure of any such events, conditions, and facts which it, through management, has knowledge of, or has reasonable grounds to know, which may materially affect the business and prospects of CWEQ.

     5.11 Undisclosed Liabilities. Except as disclosed in its periodic reports filed with the SEC, CWEQ has no material liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise.

     5.12 SEC Reporting. CWEQ is current in its requirements to file periodic reports with the SEC and currently does not have any assets or liabilities.

6. Audit of SUN Financial Statements. Within 75 days after Closing, SUN shall obtain and deliver to CWEQ an audit of SUN financial statements and any other financial statements which may be required by Regulations S-X or S-B for purposes of complying with the Securities Act of 1933 and the Securities
Exchange Act of 1934. CWEQ shall assist SUN and its auditors as reasonably requested.

7. Mutual Covenants of the Parties. CWEQ, SUN and SUN Shareholders each covenant and agree to execute any further documents or agreements and to take any further acts that may be reasonably necessary to effect the transactions contemplated hereunder.

8. Restrictions on Transfer of Shares. The parties hereto acknowledge that all securities transferred and/or issued in connection with the transactions contemplated hereby are restricted as to transfer and the certificates therefore shall bear legends to such effect and no transfer of any shares may be effected, except pursuant to an effective registration statement prepared and filed pursuant to the Act or pursuant to an exemption from registration thereunder, as evidenced by an opinion of counsel or as otherwise allowed under the laws of descent and distribution.

9. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10.  Miscellaneous.

     10.1 Undertakings and Further Assurances. At any time, and from time to time, hereafter, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

     10.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     10.3  Notices.   All  notices,   requests,   demands,   claims,  and  other
communications hereunder shall be in writing and will be effective when hand-delivered or upon delivery if sent by commercial courier service such as Federal Express or Airborne or on the day of delivery or first attempted delivery if sent by first class, postage prepaid, certified United States mail, return receipt requested (whether or not the return receipt is subsequently received), and addressed by the sender to the addresses as designated on the signature page hereof.

     10.4 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.5 Governing Law. This Agreement shall be governed by the laws of the State of California. Venue of any action arising out of this Agreement shall be in Riverside County, California.

     10.6 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns. This Agreement shall not be assigned by any party hereto, except upon the consent, in writing, of the other parties hereto.

     10.7 Entire Agreement. This Agreement, including any documents delivered pursuant to the terms hereof, is the entire agreement of the parties covering everything agreed upon or understood with respect to the transactions contemplated hereby and supersedes all prior agreements, covenants, representations or warranties, whether written or oral, by any party hereto. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     10.8 Time. Time is of the essence. The parties each agree to proceed promptly and in good faith to consummate the transactions contemplated herein.

     10.9 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and obtaining any necessary regulatory approvals, including, without limitation, all fees and expenses of its respective counsel.

     10.10 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     10.11  Counterparts  and  Facsimile  Signatures.  This  Agreement  and  any
exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


COMMONWEALTH EQUITIES, INC.


By:  /s/ Peter Porath
Peter Porath, President and Director


SUN VACATION PROPERTIES CORPORATION


By: /s/ Von G. Batesole
Von G. Batesole, President